UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

7.875% Senior Secured Notes due 2026 of PHH Mortgage Corporation

On March 4, 2021, Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, announced that its subsidiary PHH Mortgage Corporation (“PMC”) completed the issuance and sale of $400 million aggregate principal amount of 7.875% Senior Secured Notes due 2026 (the “Notes”). The Notes are guaranteed on a senior secured basis by the Company and PHH Corporation (“PHH” and, together with Ocwen, the “Guarantors”), the parent company of PMC and subsidiary of the Company. The Notes were sold in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued under an indenture, dated March 4, 2021, among PMC, the Guarantors and Wilmington Trust, National Association, as trustee and collateral trustee (the “Indenture”). Interest on the Notes accrues at a rate of 7.875% per annum and is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021. The Notes will mature on March 15, 2026.

On or after March 15, 2023, the Company may redeem some or all of the Notes at its option at the following redemption prices, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the redemption date if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Redemption year	Price
2023	103.938%
2024	101.969%
2025 and thereafter	100.000%

Prior to March 15, 2023, the Company may, on any one or more occasions, redeem some or all of the Notes at its option at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus a “make-whole” premium equal to the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of (1) the present value at the redemption date of the sum of (A) the redemption price of the Note at March 15, 2023 (such redemption price is set forth in the table above) plus (B) all required interest payments due on the Note through March 15, 2023 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of such redemption date plus 50 basis points; over (2) the then outstanding principal amount of such Note, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the redemption date.

In addition, on or prior to March 15, 2023, PMC may also redeem up to 35.0% of the principal amount of all Notes originally issued under the Indenture (including Additional Notes (as defined in the Indenture)) using the net proceeds of certain equity offerings (as defined in the Indenture) at a redemption price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption (subject to the rights of holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption); provided that:

(1) at least 65.0% of the principal amount of all Notes issued under the Indenture (including Additional Notes) remains outstanding immediately after any such redemption; and

(2) PMC makes such redemption not more than 120 days after the consummation of any such equity offering.

Upon the occurrence of certain events constituting a change of control (as defined in the Indenture), PMC will be required to make an offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Indenture contains customary covenants for debt securities of this type that limit the ability of PHH and its restricted subsidiaries (including PMC) to, among other things, (i) incur or guarantee additional indebtedness, (ii) incur liens, (iii) pay dividends on or make distributions in respect of PHH’s capital stock or make other restricted payments, (iv) make investments, (v) consolidate, merge, sell or otherwise dispose of certain assets, and (vi) enter into transactions with Ocwen’s affiliates.

The Indenture includes customary events of default, including, among other things, payment default, covenant default, payment defaults and accelerations under other indebtedness, judgment defaults and bankruptcy, insolvency or reorganization affecting the Company, PHH or any of PHH’s restricted subsidiaries that constitute a significant subsidiary.

Senior Secured Second Lien Notes of Ocwen Financial Corporation

The Company also announced the completion of its private placement of $199.5 million aggregate principal amount of senior secured second lien notes (the “Company Notes”) to certain special purpose entities owned by funds and accounts managed by Oaktree Capital Management, L.P. (the “Oaktree Investors”). The Company Notes were issued pursuant to a Note and Warrant Purchase Agreement, dated February 9, 2021, between the Company and the Oaktree Investors. The Company Notes mature on March 4, 2027 with no amortization of principal. Interest on the Company Notes is payable quarterly in arrears on the last business day of each March, June, September and December and accrues at the rate of 12% per annum to the extent interest is paid in cash or 13.25% per annum to the extent interest is “paid-in-kind” through an increase in the principal amount or the issuance of additional Company Notes (“PIK Interest”). Prior to March 4, 2022, all of the interest on the Company Notes may, at the Company’s option, be paid as PIK Interest.

On or after March 4, 2022, a minimum amount of interest will be required to be paid in cash equal to the lesser of (i) 7% per annum of the outstanding principal amount of the Company Notes and (ii) the total amount of unrestricted cash of the Company and its subsidiaries less the greater of $125 million and the minimum liquidity amounts required by any agency.

The Company Notes are solely the obligation of the Company. The Company Notes are secured by a pledge of substantially all of the assets of the Company, including a pledge of the equity of the Company’s subsidiaries held directly by the Company. The lien on the Company’s assets securing the Company Notes is junior to the lien securing the Company’s guarantee of the Notes of PMC described above. The Company Notes are not guaranteed by any of the Company’s subsidiaries nor are they secured by a pledge or lien on any assets of the Company’s subsidiaries.

Prior to March 4, 2026, the Company is permitted to redeem the Company Notes in whole or in part at any time at a redemption price equal to par, plus a make-whole premium, plus accrued and unpaid interest. On and after March 4, 2026, the Company will be permitted to redeem the Company Notes in whole or in part at any time at a redemption price equal to par plus accrued and unpaid interest.

Upon a change of control of the Company, the Company will be required to offer to repurchase the Company Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest.

Upon consummation of certain non-ordinary course asset sales, the Company will be required to use the proceeds thereof to offer to repurchase the Company Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, unless such proceeds are reinvested in the business or used to retire structurally senior or secured indebtedness.

The Company Notes have two financial maintenance covenants: (1) a minimum book value of stockholders’ equity of not less than $275 million and (2) a minimum amount of unrestricted cash of not less than $50 million at any time. The Company Notes also have affirmative and negative covenants and events of default that are customary for debt securities of this type.

The net proceeds from the Company Notes will be used, together with the net proceeds from the Notes of PMC, to repay in full $498 million of indebtedness, including PMC’s Senior Secured Term Loan, all of PHH’s outstanding 6.375% senior unsecured notes due 2021 and PMC’s 8.375% senior secured second lien notes due 2022 and the remaining proceeds will be used for general corporate purposes, including to accelerate growth of Ocwen’s origination and servicing business.

In addition, concurrently with the initial issuance and sale of the Company Notes, the Company issued to the Oaktree Investors warrants to purchase 1,184,768 shares of the Company’s common stock (the “Common Stock”) (which amount, upon exercise of the Warrants, would be equal to 12.0% of the Company’s outstanding Common Stock as of the date of issuance of the Warrants) at an exercise price of $26.82 per share.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding issuance of the warrants set forth in Item 1.01 above is incorporated by reference herein. The issuance of the warrants and the shares of common stock issuable upon exercise of the warrants will not be registered under the Securities Act. These securities will be issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemption set forth in Section 4(a)(2) of the Securities Act.

Item 8.01 Other Events.

In connection with the completion of the private placement of the Company Notes, Messrs. Jason Keller and Brian Laibow, who serve in management roles with the Oaktree Investors, joined Ocwen in the role of non-voting observers to the Board of Directors. Under their agreement with the Company, the Oaktree Investors may designate two Board of Directors observers for as long as the aggregate outstanding principal amount of the Company Notes is at least $100 million or the Oaktree Investors and their affiliates collectively own at least 15.0% of all issued and outstanding Common Stock of the Company (assuming exercise of their warrants in full).

On March 4, 2021, Ocwen issued a press release announcing the completion of the issuance and sale by PMC of $400 million aggregate principal amount of Notes and the concurrent private placement of $199.5 million aggregate principal amount of Company Notes and warrants to the Oaktree Investors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report and the attached press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, any of the foregoing securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(a) - (c) Not applicable

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Ocwen Financial Corporation dated March 4, 2021.

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: March 4, 2021	By:	/s/ June C. Campbell
June C. Campbell
Chief Financial Officer